Exhibit 23.1 Consent of Accountant

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated December 7, 2008, relating to the financial statements of Minerco Resources, Inc. for the period from June 21, 2007 (inception) through July 31, 2008. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Malone and Bailey, PC

Houston, Texas

www.malone-bailey.com

January 29, 2009